Exhibit 10.2
Execution Version
CONSENT AGREEMENT

THIS CONSENT AGREEMENT (“this Consent Agreement”) dated as of November 8, 2023 is by and among JAMES RIVER GROUP HOLDINGS, LTD., a Bermuda company (“JRGH”), and JRG REINSURANCE COMPANY LTD., a regulated insurance company domiciled in Bermuda (“JRG RE” and, together with JRGH, each a “Borrower” and, collectively, the “Borrowers”), and BMO BANK N.A. (formerly known as BMO Harris Bank N.A.), as Lender (“Lender”).
Recitals:
A.    The Borrowers and the Lender are the parties to that certain Credit Agreement dated as of August 2, 2017 (as amended by the First Amendment dated as of November 8, 2019, the Second Amendment dated as of February 18, 2022 the Third Amendment dated as of January 27, 2023 and as otherwise previously amended, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which, inter alia, the Lender agreed, subject to the terms and conditions thereof, to advance Loans to the Borrowers and to issue Letters of Credit.
B.    JRGH intends to enter into an agreement pursuant to which JRGH will sell its Equity Interest in JRG RE to an unrelated third party (the sale of JRG RE is referred to herein as the “Specified Transaction”). Concurrent with the Specified Transaction, JRG RE will be released as a Borrower under the Credit Agreement and all security interests in any and all collateral pledged by JRG RE pursuant to the applicable Pledge Agreement or any other Loan Document will be released.
C.    The Specified Transaction will constitute a Change in Control under the Credit Agreement. Section 6.03(c) of the Credit Agreements provides that no Loan Party shall, nor shall it permit any of its Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of all or a substantial part of its business or Property, if such conveyance, sale, lease, transfer or disposition would constitute a material portion of the business or Property of the Parent and its Subsidiaries taken as a whole, subject to certain exceptions set forth in Section 6.03. Section 6.05 of the Credit Agreement provides that no Loan Party shall, nor shall it permit any of its Material Subsidiaries to, sell, transfer, lease or otherwise dispose of any property, including any Equity Interest owned by it, subject to certain exceptions set forth in Section 6.05 or as otherwise expressly permitted by the Credit Agreement. The occurrence of a Change of Control, the potential breach of Section 6.03(c) and the breach of Section 6.05, in each case, resulting from the consummation of the Specified Transaction, together with any other Default or Event of Default that would result from the Specified Transaction, are collectively referred to herein as the “Potential Defaults” and each a “Potential Default”.
D.    Section 9.02(b) of the Credit Agreement provides that no Loan Document or provision thereof may be waived, amended or modified without the written consent of the Lender.

E.    The Borrowers have requested that the Lender (i) consent to JRGH entering into an agreement to sell its interest in JRG RE to an unrelated third party and (ii) agree to enter into an amendment to the Credit Agreement and certain other Loan Documents in connection with the sale of JRG RE to (1) release JRG RE as a Borrower under the Credit Agreement, (2) release all collateral pledged by JRG RE pursuant to the applicable Pledge Agreement, (3) revise the provisions of the Credit Agreement giving rise to the Potential Defaults such that the Specified Transaction will not cause or result in a Default or Event of Default, and (4) make certain other amendments to the Loan Documents necessary to, or in connection with, the sale of JRG RE as mutually agreed to by the Borrowers and the Lender (provided, however that such amendment shall be subject to, at a minimum, (x) the absence of any material Default or Event of Default under the Credit Agreement (other than any Potential Default to be addressed in such amendment), and (y) the absence of any transfer of assets to JRG RE from any other Loan Party between the Consent Effective Date and the closing of the Specified Transaction outside of the ordinary course of business or other than as may be contemplated pursuant to the terms of the agreement pertaining to the Specified Transaction delivered to the Lender on or prior to the Consent Effective Date), and, subject to the terms and conditions of this Consent Agreement, the Lender has agreed to grant such request.
Agreements:
NOW, THEREFORE, in consideration of the foregoing Recitals and of the mutual agreements hereinafter set forth, the parties hereby agree as follows:
1.    Consent and Agreement.
(A)     Subject to the terms, conditions and limitations of this Consent Agreement, including, without limitation, Section 2, below, the Lender hereby consents to JRGH entering into an agreement for the sale of JRG RE and agree to enter into an amendment to the Credit Agreement and certain other Loan Documents, to be effective as of or before the closing of the Specified Transaction. Such amendment shall be mutually agreed between the Borrowers and the Lender, in connection with the sale of JRG RE to (1) release JRG RE as a Borrower under the Credit Agreement; provided that (i) such release shall be conditioned on receipt by the Lender of either cash in an amount sufficient to Cash Collateralize the LC Exposure (“Cash Collateral”) or letters of credit naming the Lender as the beneficiary where both the issuing bank and letter of credit amounts shall be acceptable to the Lender using commercially reasonable judgment (it being agreed that commercially reasonable judgment includes, without limitation, complying with all internal policies of the Lender and obtaining all internal approvals), in each case, with respect to each issued and outstanding Letter of Credit as of the effective date of the Specified Transaction and (ii) the aggregate amount of Cash Collateral and letters of credit provided pursuant to this clause (1) shall not exceed 105% of the aggregate LC Exposure at such time, (2) release all collateral pledged by JRG RE pursuant to the applicable Pledge Agreement, and (3) make certain other amendments to the Loan Documents necessary to, or in connection with, the sale of JRG RE as mutually agreed to by the Borrowers and the Lender, subject, in each case, to compliance with the provisions of the Credit Agreement, including, without limitation, the mandatory increase of collateral or prepayment provisions of Section 2.10(b) of the Credit Agreement (provided, however that such amendment shall be subject to, at a minimum, (x) the absence of any material Default or Event of Default under the Credit Agreement (other than any Potential Default to be addressed in such amendment), and (y) the absence of any transfer of assets to JRG RE from any other Loan Party between the Consent Effective Date and the closing of the Specified Transaction outside of the ordinary course of business or other than as may be contemplated pursuant to the terms of the agreement pertaining to the Specified Transaction delivered to the Lender on or prior to the Consent Effective Date). The consent provided for pursuant to the immediately preceding sentence (the “Subject Consent”) shall not be construed to apply to the Borrowers’ performance of (or failure to perform) the covenants set forth in Section 6.03(c) or Section 6.05 of the Credit Agreement except with respect to the consummation of the Specified Transaction which is expressly consented to as set forth herein. In the event that the LC Exposure is Cash Collateralized by JRG RE or any other Person pursuant to clause (A)(1) above, JRG RE or such other Person shall irrevocably pledge, assign and transfer to the Lender and grant to the Lender a first lien on and security interest in: (i) a deposit account established with the Lender that shall be subject to a control agreement and under the sole dominion and control of the Lender, which control agreement shall be in form and substance reasonably satisfactory to the Lender, (ii) all cash from time to time deposited into such account, (iii) all investments from time to time credited to such account, and all certificates and instruments representing or evidencing any such investments, and (iv) to the extent not covered by clauses (i) through (iii) above, all proceeds of any and all of the foregoing.
(B)    The Subject Consent (i) is limited to its express terms, (ii) shall not be deemed to be a waiver of any Default or Event of Default that may have existed on or prior to the date hereof, or of any Default or Event of Default that may hereafter arise (other than any Potential Default), (iii) is not intended to, and shall not, establish any course of dealing among the Borrowers and the Lender that is inconsistent with the express terms of the Credit Agreement, (iv) shall not operate as a waiver of any other right, power, or remedy of the Lender under the Credit Agreement, and (v) shall not be construed as an agreement or understanding by the Lender to grant any waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any of the other Loan Documents except as expressly described in this Consent Agreement.
(C)    The Subject Consent shall expire and be null and void if the Specified Transaction as not been consummated on or before July 8, 2024 unless extended in writing by the parties to this Consent Agreement.
2.    Consent Effective Date. The Subject Consent set forth in Paragraph 1(A) above shall not be effective until the date on which all of the following conditions shall have been satisfied (such date of effectiveness being the “Consent Effective Date”):
(A)    the Lender shall have received a copy of the purchase agreement for the Specified Transaction; and

(B)    the Lender (or its counsel) shall have received from the Borrowers, a counterpart of this Consent Agreement signed on behalf of such party (which may include email transmission of a signed signature page of this Consent Agreement).
3.    No Other Modifications. Except as expressly provided in this Consent Agreement, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect. Each Borrower hereby confirms and ratifies each of the representations, warranties, covenants and other obligations of the Borrowers under and pursuant to the Credit Agreement, as modified by this Consent Agreement, as if fully restated herein.
4.    Confirmation of Obligations; Release.
(A)    The Borrowers hereby confirm that the Borrowers are indebted to the Lender for the Loans, the LC Reimbursement Obligations and other obligations as set forth in the Credit Agreement and the other Loan Documents. Each of the Borrowers further acknowledges and agrees that as of the Consent Effective Date, it has no claim, defense or set-off right against the Lender of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by the Lender of the full amount of the Loans, the LC Reimbursement Obligations and other obligations of the Loan Parties under the Credit Agreement and the other Loan Documents.
5.    Governing Law; Binding Effect. This Consent Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws, and shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns.
6.    Counterparts. This Consent Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Consent Agreement by delivering by email transmission a signature page of this Consent Agreement signed by such party, and any such email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Consent Agreement.
7.    Miscellaneous.
(A)    Lender Expenses. The Borrowers agree to pay promptly following demand and invoice all reasonable and documented out-of-pocket costs and expenses of the Lender, including reasonable and documented attorneys’ fees of one outside counsel (including expenses incurred in connection with the preparation, execution and delivery of this Consent Agreement).
(B)    Loan Document. Upon the effectiveness of this Consent Agreement, this Consent Agreement shall be a Loan Document.

(C)    Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Consent Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Consent Agreement or of such provision or obligation in any other jurisdiction.
(D)    Time of Essence. Time is of the essence in the payment and performance of each of the obligations of the Borrowers hereunder and with respect to all conditions to be satisfied by the Borrowers.
(E)    Further Assurances. Each of the Borrowers agrees to take all further actions and execute all further documents as the Lender may from time to time reasonably request to carry out the transactions contemplated by this Consent Agreement and all other agreements executed and delivered in connection herewith.
(F)    Assignments; No Third Party Beneficiaries. This Consent Agreement shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns; provided, that none of the Borrowers may delegate any of its duties hereunder and the other Loan Documents and may not assign any of its rights or remedies set forth in this Consent Agreement and the other Loan Documents without the prior written consent of the Lender. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Consent Agreement and all third-party beneficiary rights are hereby expressly disclaimed.
(G)    Final Agreement. This Consent Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection herewith and therewith set forth in full the terms of agreement between the parties and are intended as the full, complete, and exclusive contract governing the relationship between the parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between or among the parties with respect thereto. No term of such documents may be modified or amended, nor may any rights thereunder be waived, except in accordance with Section 9.02 of the Credit Agreement. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements between or among any or all of the parties hereto.
9.    Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY

OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CONSENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[No additional provisions are on this page; the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS

JAMES RIVER GROUP HOLDINGS, LTD.

By: /s/ Sarah C. Doran
Name: Sarah C. Doran
Title: Chief Financial Officer

JRG REINSURANCE COMPANY LTD.

By: /s/ Allan Defante
Name: Allan Defante
Title: Chief Financial Officer

[Signature page to Consent Agreement]

Lender

BMO BANK N.A.

By: /s/ Benjamin Mlot
Name: Benjamin Mlot
Title: Director

[Signature page to Consent Agreement]